Exhibit 99.1

Sanara MedTech Inc. Reports Unaudited Preliminary Results for the Fourth Quarter and Full Year 2024

Fourth Quarter Net Revenue Expected to Increase 45% to 48% Year-Over-Year; Full Year Net Revenue Expected to Increase 32% to 33% Year-Over-Year

FORT WORTH, TX, January 21, 2025 (GLOBE NEWSWIRE) – Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (Nasdaq: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets, today reported certain unaudited preliminary results for the fourth quarter and full year ended December 31, 2024.

Selected Fourth Quarter and Full Year 2024 Preliminary Results (Unaudited):

●	Net revenue for the three months ended December 31, 2024 is expected to be in the range of $25.7 million to $26.2 million, an increase of approximately 45% to 48% over the prior year period.

◌	The higher net revenue in the fourth quarter of 2024 was driven primarily by increased sales of soft tissue repair products, most notably CellerateRX® Surgical Activated Collagen® and BIASURGE®.

◌	During the early part of the fourth quarter of 2024, the Company experienced growth in sales of BIASURGE as a result of supply chain issues and shortages of intravenous (“IV”) fluids and saline solutions experienced by the broader industry due to Hurricane Helene. The Company expects that sales of BIASURGE will normalize in the first quarter of 2025 as access to IV and saline solutions used for wound irrigation is restored.

●	Net revenue for the year ended December 31, 2024 is expected to be in the range of $86.0 million to $86.5 million, an increase of approximately 32% to 33% over the prior year period.

●	As of December 31, 2024, the Company had cash of approximately $15.9 million, $30.5 million of principal debt obligations outstanding, and $24.5 million in available borrowing capacity, compared to $16.3 million of cash, $30.5 million of principal debt obligations outstanding, and $24.5 million in available borrowing capacity as of September 30, 2024.

Fourth Quarter 2024 Operational Highlights:

●	In 2024, the Sanara R&D team submitted 11 provisional patent applications covering innovations in proprietary antimicrobial technologies and hydrolyzed collagen, including novel formulations, treatment applications, and key component advancements.

●	On October 4, 2024, the Company appointed Mr. Keith Myers to serve as a member of its Board of Directors. Mr. Myers is the chairman and CEO emeritus of LHC Group, one of the largest and highest quality in-home healthcare providers in the United States. He co-founded LHC Group in 1994 and led its growth from a single home health agency to a publicly traded company with approximately 29,000 employees and approximately 950 agency locations across 38 states and the District of Columbia, until its merger with Optum Inc. in 2023.

“Our team delivered strong execution with respect to our growth strategy during the fourth quarter of 2024, enabling Sanara to achieve our thirteenth consecutive record net revenue quarter, with growth expected to be at least 45% year-over-year,” stated Ron Nixon, Sanara’s Executive Chairman and CEO. “Our revenue performance benefited from impressive sales of BIASURGE during the quarter, due in part to shortages of IV fluids and saline solutions in the broader healthcare industry related to Hurricane Helene. These temporary shortages led to exceptionally strong demand from both new and existing customers, and we estimate that our BIASURGE sales in the fourth quarter of 2024 included approximately $1.8 million of revenue that we believe is attributable to this unique situation. We were proud to support our customers during this period of disruption and, importantly, we expect to report strong net revenue growth in the fourth quarter excluding the benefit related to this unique demand.”

Mr. Nixon continued: “We also complemented our strong sales performance with operational progress across multiple fronts. As we announced today, our team submitted 11 provisional patent applications in 2024 related to innovations in proprietary antimicrobial technologies and hydrolyzed collagen. These filings underscore Sanara’s commitment to pioneering research and expanding its intellectual property portfolio in this dynamic space. We look forward to discussing our financial and operational achievements in further detail on our earnings call in March.”

The Company’s independent registered public accounting firm has not completed its procedures with respect to the preliminary financial information or its audit of our financial statements for the year ended December 31, 2024. Actual results may differ from these estimates as a result of the completion of our audit and other developments that may arise between now and the time our financial results for the fourth quarter and fiscal year are finalized.

About Sanara MedTech Inc.

Sanara MedTech Inc. is a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets. The Company markets, distributes and develops surgical, wound and skincare products for use by physicians and clinicians in hospitals, clinics and all post-acute care settings and offers wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix as well as a portfolio of advanced biologic products focusing on ACTIGEN™ Verified Inductive Bone Matrix, ALLOCYTE® Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, TEXAGEN® Amniotic Membrane Allograft, and BIASURGE® Advanced Surgical Solution to the surgical market. In addition, the following products are sold in the wound care market: BIAKŌS® Antimicrobial Skin and Wound Cleanser, BIAKŌS® Antimicrobial Wound Gel, and BIAKŌS® Antimicrobial Skin and Wound Irrigation Solution. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. The Company believes it has the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost. For more information, please visit sanaramedtech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the Company’s expected net revenue for the fourth quarter and full fiscal year ended December 31, 2024, the Company’s expected cash balance as of December 31, 2024, the Company’s business strategy and mission, the development of new products, the timing of commercialization of the Company’s products, the regulatory approval process and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as the preliminary financial information remaining subject to changes and finalization based upon management’s ongoing review of results for the fourth quarter and full fiscal year 2024 and the completion of all quarter and year-end closing procedures, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Relations Contact:

Jack Powell or Mike Piccinino, CFA

ICR Healthcare

IR@sanaramedtech.com